UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 12, 2009

LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island 02906

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:           (401) 454-2880

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 12, 2009, LIN TV Corp. (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the Company had regained compliance with the NYSE’s continued listing standards. The Company had received a non-compliance notification from the NYSE on January 8, 2009 because the average market capitalization of the Company’s Class A common stock over a consecutive 30 trading-day period was less than $75 million.  The November 12, 2009 notice from the NYSE was delivered following the Company’s compliance with the NYSE minimum market capitalization requirements over the prior two consecutive quarters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN TV CORP.

Date: November 16, 2009	By: /s/ Nicholas N. Mohamed
Nicholas N. Mohamed
Vice President and Controller